EXHIBIT 99.1

Press Release

Las Vegas Sands Reports
Third Quarter 2014 Results

For the Quarter Ended September 30, 2014 (Compared to the Quarter Ended September 30, 2013):

—	Growth in Mass Gaming Volumes Drove a 3.2% Increase in Adjusted Property EBITDA in Macao to $809.0 Million

—	Consolidated Adjusted Property EBITDA Increased to $1.284 Billion

—	Earnings per Diluted Share Increased 9.2% to $0.83

—	The Company Returned $299.8 Million of Capital to Shareholders through its Stock Repurchase Program in the Quarter, Completing its Initial $2.0 Billion Stock Repurchase Authorization

—	The Company’s Board of Directors Authorized an Additional $2.0 Billion under the Company’s Stock Repurchase Program

—	The Company’s Board of Directors Announced an Increase of 30% in the Company’s Recurring Common Stock Dividend for the 2015 Calendar Year to $2.60 per Share ($0.65 per Quarter)

Las Vegas, NV (October 15, 2014) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2014.

Third Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “While the operating environment in Macao, especially in the rolling segment, proved challenging during the third quarter, I am pleased that our mass and non-gaming focused strategy allowed us to report a quarter of steady revenue and cash flow and to deliver growth in operating income, net income and earnings per share.  We remain focused on the consistent execution of our global growth strategy, which continues to leverage the power of our unique convention-based Integrated Resort business model.  We are confident that the continued execution of this strategy will extend our position as the global leader in Integrated Resort development and operation and enable us to deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy. Accordingly, I am extremely pleased to announce that the company’s Board of Directors has increased the company’s recurring common stock dividend by 30.0% to $2.60 per share for the 2015 calendar year.  In addition, I am equally pleased to announce that the company’s Board of Directors has authorized an additional $2.0 billion under the company’s stock repurchase program.

“In Macao, we delivered strong growth in the mass and non-gaming segments of our business. We enjoyed record visitation to our Cotai Strip properties and welcomed over 18 million visits during the quarter to our Macao property portfolio, which delivered a third quarter record $809.0 million in adjusted property EBITDA.  We remain confident that our market-leading Cotai Strip properties, which will be complemented by The Parisian Macao, targeted to open in late 2015, will meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

In Singapore, adjusted property EBITDA reached $351.7 million, reflecting strong growth in both mass gaming and non-gaming segments.  Mass win-per-day increased 6.6% in the quarter compared to the year ago quarter, and reached a property record $4.82 million per day.

Since the inception of the company’s share repurchase program in June 2013, the company has returned $2.0 billion to shareholders through the repurchase of 27.1 million shares, including $299.8 million of common stock (4.4 million shares at a weighted average price of $68.73) during the quarter ended September 30, 2014.

The company paid a recurring quarterly dividend of $0.50 per common share during the quarter, an increase of 42.9% compared to the third quarter of 2013. The company also announced that its next recurring quarterly dividend for the fourth quarter of 2014 of $0.50 per common share will be paid on December 29, 2014 to Las Vegas Sands shareholders of record on December 18, 2014.

Company-Wide Operating Results

Net revenue for the third quarter of 2014 decreased 1.0% to $3.53 billion, compared to $3.57 billion in the third quarter of 2013. Consolidated adjusted property EBITDA of $1.28 billion increased slightly in the third quarter of 2014, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA increased 0.4% to $1.26 billion in the third quarter of 2014.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2014 increased 6.2% to $971.4 million, compared to $914.8 million in the third quarter of 2013.  The increase in operating income was principally due to a $47.4 million legal settlement expense in the prior-year quarter and stronger operating results across our Macao property portfolio during the third quarter of 2014.

On a GAAP basis, net income attributable to Las Vegas Sands in the third quarter of 2014 increased 7.2% to $671.7 million, compared to $626.7 million in the third quarter of 2013, while diluted earnings per share in the third quarter of 2014 increased 9.2% to $0.83, compared to $0.76 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the growth in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) decreased to $675.7 million, or $0.84 per diluted share, compared to $681.3 million, or $0.82 per diluted share, in the third quarter of 2013.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 0.4% to $2.33 billion in the third quarter of 2014, compared to $2.34 billion in the third quarter of 2013. Adjusted property EBITDA for Sands China Ltd. increased 3.3% to $811.6 million in the third quarter of 2014, compared to $785.3 million in the third quarter of 2013. Net income for Sands China Ltd. increased 4.3% to $644.6 million in the third quarter of 2014, compared to $617.9 million in the third quarter of 2013.

The Venetian Macao Third Quarter Operating Results

The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $352.7 million, a decrease of 1.3% compared to the third quarter of 2013. Non-Rolling Chip drop increased 10.1% to reach $2.21 billion for the quarter with a Non-Rolling Chip win percentage of 24.7%.  Rolling Chip volume during the quarter was $10.13 billion.  Rolling Chip win percentage was 3.13% in the quarter, exceeding both the expected range and the 3.03% experienced in the prior-year quarter. Slot handle increased 25.9% compared to the third quarter of 2013 to reach $1.44 billion.  Mall revenues increased 12.1% during the quarter to reach $51.0 million.

The following table summarizes the key operating results for The Venetian Macao for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$817.8	$825.0	$(7.2)	-0.9%
Rooms	66.6	58.3	8.3	14.2%
Food and Beverage	27.4	24.3	3.1	12.8%
Mall	51.0	45.5	5.5	12.1%
Convention, Retail and Other	24.6	21.6	3.0	13.9%
Less - Promotional Allowances	(44.4)	(39.5)	(4.9)	-12.4%
Net Revenues	$943.0	$935.2	$7.8	0.8%

Adjusted Property EBITDA	$352.7	$357.2	$(4.5)	-1.3%
EBITDA Margin %	37.4%	38.2%		-0.8 pts

Operating Income	$312.4	$317.6	$(5.2)	-1.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,127.6	$14,152.3	$(4,024.7)	-28.4%
Rolling Chip Win %(1)	3.13%	3.03%		0.10 pts

Non-Rolling Chip Drop	$2,208.1	$2,005.1	$203.0	10.1%
Non-Rolling Chip Win %	24.7%	23.9%		0.8 pts

Slot Handle	$1,440.9	$1,144.4	$296.5	25.9%
Slot Hold %	4.6%	5.7%		-1.1 pts

Hotel Statistics

Occupancy %	93.3%	91.8%		1.5 pts
Average Daily Rate (ADR)	$269	$242	$27	11.2%
Revenue per Available Room (RevPAR)	$251	$222	$29	13.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Third Quarter Operating Results

Net revenues and adjusted property EBITDA for the third quarter of 2014 at Sands Cotai Central were $816.5 million and $267.0 million, respectively, resulting in an EBITDA margin of 32.7%.

Non-Rolling Chip drop increased 32.3% to reach a record $1.89 billion with Non-Rolling Chip win percentage of 22.4%.  Rolling Chip volume was $10.57 billion for the quarter.  Slot handle increased 38.7% to $2.03 billion for the quarter.

Mass table, slot and electronic table game (ETG) win per day climbed to $5.4 million, an increase of 25.1% year-over-year.  Hotel occupancy reached 89.5% with ADR of $176.

Visitation to the property continues to grow and exceeded 5.4 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Sands Cotai Central Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$727.3	$660.9	$66.4	10.0%
Rooms	81.8	65.9	15.9	24.1%
Food and Beverage	34.8	28.2	6.6	23.4%
Mall	17.7	11.5	6.2	53.9%
Convention, Retail and Other	8.2	7.1	1.1	15.5%
Less - Promotional Allowances	(53.3)	(37.0)	(16.3)	-44.1%
Net Revenues	$816.5	$736.6	$79.9	10.8%

Adjusted Property EBITDA	$267.0	$224.3	$42.7	19.0%
EBITDA Margin %	32.7%	30.4%		2.3 pts

Operating Income	$193.0	$154.3	$38.7	25.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,567.2	$15,550.1	$(4,982.9)	-32.0%
Rolling Chip Win %(1)	3.48%	2.71%		0.77 pts

Non-Rolling Chip Drop	$1,891.2	$1,429.3	$461.9	32.3%
Non-Rolling Chip Win %	22.4%	23.4%		-1.0 pts

Slot Handle	$2,025.1	$1,459.7	$565.4	38.7%
Slot Hold %	3.4%	4.1%		-0.7 pts

Hotel Statistics

Occupancy %	89.5%	84.8%		4.7 pts
Average Daily Rate (ADR)	$176	$152	$24	15.8%
Revenue per Available Room (RevPAR)	$157	$129	$28	21.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao Third Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $101.2 million in the third quarter of 2014, a decrease of 10.4% compared to the year-ago quarter.  Non-Rolling Chip drop increased 17.7% in the third quarter of 2014 to reach $320.4 million, while Non-Rolling Chip win percentage was 25.2%.  Rolling Chip volume was $6.24 billion for the quarter. Rolling Chip win percentage was 3.45% in the quarter, exceeding both the expected range and the 2.88% experienced in the prior-year quarter. Slot handle decreased 18.5% to $214.6 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$221.4	$290.6	$(69.2)	-23.8%
Rooms	11.9	11.1	0.8	7.2%
Food and Beverage	7.7	8.2	(0.5)	-6.1%
Mall	36.3	32.2	4.1	12.7%
Convention, Retail and Other	1.0	1.0	-	0.0%
Less - Promotional Allowances	(12.9)	(13.1)	0.2	1.5%
Net Revenues	$265.4	$330.0	$(64.6)	-19.6%

Adjusted Property EBITDA	$101.2	$112.9	$(11.7)	-10.4%
EBITDA Margin %	38.1%	34.2%		3.9 pts

Operating Income	$88.7	$100.1	$(11.4)	-11.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,236.9	$10,451.7	$(4,214.8)	-40.3%
Rolling Chip Win %(1)	3.45%	2.88%		0.57 pts

Non-Rolling Chip Drop	$320.4	$272.3	$48.1	17.7%
Non-Rolling Chip Win %	25.2%	28.3%		-3.1 pts

Slot Handle	$214.6	$263.4	$(48.8)	-18.5%
Slot Hold %	4.6%	5.6%		-1.0 pts

Hotel Statistics

Occupancy %	88.3%	88.2%		0.1 pts
Average Daily Rate (ADR)	$391	$363	$28	7.7%
Revenue per Available Room (RevPAR)	$345	$321	$24	7.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Third Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 2.0% compared to the same quarter last year to $88.1 million. Non-Rolling Chip drop increased 0.8% to $884.6 million during the quarter, while slot handle increased 26.2% to reach $833.4 million. The property realized 2.76% win on Rolling Chip volume during the quarter, below the 2.94% generated in the year-ago quarter. Rolling Chip volume was $4.32 billion for the quarter.

The following table summarizes our key operating results for Sands Macao for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$273.6	$297.9	$(24.3)	-8.2%
Rooms	5.7	6.2	(0.5)	-8.1%
Food and Beverage	9.8	10.0	(0.2)	-2.0%
Convention, Retail and Other	2.5	2.6	(0.1)	-3.8%
Less - Promotional Allowances	(11.5)	(11.4)	(0.1)	-0.9%
Net Revenues	$280.1	$305.3	$(25.2)	-8.3%

Adjusted Property EBITDA	$88.1	$89.9	$(1.8)	-2.0%
EBITDA Margin %	31.5%	29.5%		2.0 pts

Operating Income	$78.3	$80.3	$(2.0)	-2.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,318.5	$5,232.9	$(914.4)	-17.5%
Rolling Chip Win %(1)	2.76%	2.94%		-0.18 pts

Non-Rolling Chip Drop	$884.6	$877.4	$7.2	0.8%
Non-Rolling Chip Win %	19.1%	19.6%		-0.5 pts

Slot Handle	$833.4	$660.3	$173.1	26.2%
Slot Hold %	3.6%	3.9%		-0.3 pts

Hotel Statistics

Occupancy %	99.4%	96.9%		2.5 pts
Average Daily Rate (ADR)	$219	$243	$(24)	-9.9%
Revenue per Available Room (RevPAR)	$218	$236	$(18)	-7.6%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $351.7 million, a decrease of 5.9% compared to the third quarter of 2013.  Rolling Chip win percentage of 2.64% in the third quarter of 2014 was below both the expected range and the 2.85% achieved in the third quarter of 2013.

Non-Rolling Chip drop was $1.14 billion during the quarter. Slot handle increased 13.1% to $3.13 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 6.6% to a record $4.82 million, compared to $4.52 million in the third quarter of 2013. Rolling Chip volume was $9.12 billion for the quarter.

The high-margin hotel room and retail mall segments of the property continued to reflect strong revenue growth of 8.9% and 17.9%, respectively. ADR increased to a record $468 during the quarter, driving a RevPAR increase of 16.3% compared to the same quarter last year.  Occupancy was 99.4% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Marina Bay Sands Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$573.5	$628.1	$(54.6)	-8.7%
Rooms	101.6	93.3	8.3	8.9%
Food and Beverage	47.9	44.4	3.5	7.9%
Mall	44.8	38.0	6.8	17.9%
Convention, Retail and Other	23.9	24.5	(0.6)	-2.4%
Less - Promotional Allowances	(56.2)	(54.1)	(2.1)	-3.9%
Net Revenues	$735.5	$774.2	$(38.7)	-5.0%

Adjusted Property EBITDA	$351.7	$373.6	$(21.9)	-5.9%
EBITDA Margin %	47.8%	48.3%		-0.5 pts

Operating Income	$259.0	$282.1	$(23.1)	-8.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,121.8	$13,785.4	$(4,663.6)	-33.8%
Rolling Chip Win %(1)	2.64%	2.85%		-0.21 pts

Non-Rolling Chip Drop	$1,137.4	$1,156.3	$(18.9)	-1.6%
Non-Rolling Chip Win %	25.6%	23.6%		2.0 pts

Slot Handle	$3,126.5	$2,763.7	$362.8	13.1%
Slot Hold %	4.9%	5.1%		-0.2 pts

Hotel Statistics

Occupancy %	99.4%	99.8%		-0.4 pts
Average Daily Rate (ADR)	$468	$401	$67	16.7%
Revenue per Available Room (RevPAR)	$465	$400	$65	16.3%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Third Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $90.2 million for the quarter, a 3.6% increase compared to the third quarter of 2013.  Hotel ADR increased 4.1% to reach $204 in the quarter, compared to the third quarter of 2013.  RevPAR increased 9.4% to $187 in the quarter.  Table games drop, which reflected strong baccarat play, increased 16.3% in the quarter to $632.9 million while slot handle increased 12.1% to $573.1 million.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$165.1	$168.1	$(3.0)	-1.8%
Rooms	115.6	110.9	4.7	4.2%
Food and Beverage	51.6	51.8	(0.2)	-0.4%
Convention, Retail and Other	72.4	68.7	3.7	5.4%
Less - Promotional Allowances	(24.2)	(24.5)	0.3	1.2%
Net Revenues	$380.5	$375.0	$5.5	1.5%

Adjusted Property EBITDA	$90.2	$87.1	$3.1	3.6%
EBITDA Margin %	23.7%	23.2%		0.5 pts

Operating Income	$79.1	$24.9	$54.2	217.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$632.9	$544.3	$88.6	16.3%
Table Games Win %(1)	24.1%	28.7%		-4.6 pts

Slot Handle	$573.1	$511.4	$61.7	12.1%
Slot Hold %	8.3%	8.7%		-0.4 pts

Hotel Statistics

Occupancy %	91.9%	87.6%		4.3 pts
Average Daily Rate (ADR)	$204	$196	$8	4.1%
Revenue per Available Room (RevPAR)	$187	$171	$16	9.4%

(1)	This compares to our expected Baccarat win percentage of 22.0% to 30.0% and our expected non-Baccarat win percentage of 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Third Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 3.6% to $127.3 million and adjusted property EBITDA increased 0.7% to $29.8 million for the third quarter of 2014. Table games drop increased 5.0% to $274.6 million for the quarter, while table games win percentage was 16.2%, which compared to 15.0% in the third quarter of 2013. Slot handle decreased 0.7% year-over-year to $1.04 billion for the quarter with slot hold percentage of 6.9%.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2014 compared to the third quarter of 2013:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$118.3	$113.9	$4.4	3.9%
Rooms	3.6	3.2	0.4	12.5%
Food and Beverage	6.7	7.3	(0.6)	-8.2%
Mall	1.2	1.0	0.2	20.0%
Convention, Retail and Other	4.4	3.9	0.5	12.8%
Less - Promotional Allowances	(6.9)	(6.4)	(0.5)	-7.8%
Net Revenues	$127.3	$122.9	$4.4	3.6%

Adjusted Property EBITDA	$29.8	$29.6	$0.2	0.7%
EBITDA Margin %	23.4%	24.0%		-0.6 pts

Operating Income	$23.5	$20.5	$3.0	14.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$274.6	$261.6	$13.0	5.0%
Table Games Win %(1)	16.2%	15.0%		1.2 pts

Slot Handle	$1,038.0	$1,045.1	$(7.1)	-0.7%
Slot Hold %	6.9%	6.9%		0.0 pts

Hotel Statistics

Occupancy %	89.4%	82.1%		7.3 pts
Average Daily Rate (ADR)	$145	$141	$4	2.8%
Revenue per Available Room (RevPAR)	$130	$115	$15	13.0%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $149.5 million for the third quarter of 2014, an increase of 17.6% compared to the third quarter of 2013.  Operating profit derived from these retail mall assets increased 19.6% for the quarter compared to the quarter one year ago, reaching $131.9 million.

	For The Three Months Ended September 30, 2014							TTM September 30, 2014
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period		Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$50.8	$44.9	88.4%	756,261		95.6%		$1,579

Shoppes at Four Seasons
Luxury Retail	26.4	25.0	94.7%	142,562		100.0%		6,399
Other Stores	9.9	9.5	96.0%	115,692		95.3%		3,189
Total	36.3	34.5	95.0%	258,254		97.9%		5,810

Shoppes at Cotai Central	17.6	15.4	87.5%	329,228	(3)	97.9%		1,472
Total Cotai Strip in Macao	104.7	94.8	90.5%	1,343,743		96.6%		2,289

The Shoppes at Marina Bay Sands	44.8	37.1	82.8%	648,618		91.7%	(4)	1,423

Total	$149.5	$131.9	88.2%	1,992,361		95.0%		$2,011

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4)
This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 37,000 square feet of gross leasable area is undergoing new fit-out, but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $3.1 million during the quarter, compared to adjusted property EBITDA of $1.2 million in the third quarter of 2013.

Pre-opening expense was negative $2.4 million in the third quarter of 2014, compared to $1.8 million of expense in the third quarter of 2013.

Depreciation and amortization expense was $251.0 million in the third quarter of 2014, compared to $248.9 million in the third quarter of 2013.

Interest expense, net of amounts capitalized, was $66.8 million for the third quarter of 2014, compared to $66.9 million in the prior-year quarter. Capitalized interest was $2.9 million during the third quarter of 2014, compared to $0.9 million during the third quarter of 2013.  Our weighted average borrowing cost in the third quarter of 2014 was approximately 2.7%.

Corporate expense was $42.7 million in the third quarter of 2014, compared to $38.5 million in the third quarter of 2013.

Other income, which was principally composed of foreign currency gains, was $0.1 million in the third quarter of 2014, compared to $3.2 million in the third quarter of 2013.

The company’s effective income tax rate for the third quarter of 2014 was 5.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the third quarter of 2014 of $188.8 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2014 were $3.15 billion.

As of September 30, 2014, total debt outstanding, including the current portion, was $9.94 billion.

Capital Expenditures

Capital expenditures during the third quarter totaled $266.3 million, including construction, development and maintenance activities of $197.4 million in Macao, $43.4 million in Las Vegas, $23.4 million at Marina Bay Sands and $2.1 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, October 15, 2014 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and legal settlement expense.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2014 Results
Non-GAAP Reconciliations

Within the company’s third quarter 2014 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation, legal settlement expense and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Casino	$2,897,084	$2,984,538	$9,281,959	$8,394,721
Rooms	386,867	349,001	1,162,205	998,646
Food and beverage	185,821	174,260	582,804	534,361
Mall	150,728	128,068	378,832	321,522
Convention, retail and other	128,458	123,259	391,663	372,370
	3,748,958	3,759,126	11,797,463	10,621,620
Less - promotional allowances	(215,836)	(190,586)	(629,607)	(507,420)
	3,533,122	3,568,540	11,167,856	10,114,200
Operating expenses:
Resort operations	2,256,479	2,348,295	7,114,528	6,634,063
Corporate	42,704	38,468	138,504	141,221
Pre-opening	(2,414)	1,778	18,027	9,646
Development	3,043	3,487	8,952	14,840
Depreciation and amortization	251,002	248,925	776,065	752,530
Amortization of leasehold interests in land	10,086	10,022	30,152	30,297
Loss on disposal of assets	801	2,739	4,922	9,433
	2,561,701	2,653,714	8,091,150	7,592,030
Operating income	971,421	914,826	3,076,706	2,522,170
Other income (expense):
Interest income	5,609	3,819	17,109	10,848
Interest expense, net of amounts capitalized	(66,779)	(66,917)	(207,495)	(204,125)
Other income (expense)	95	3,207	(2,368)	4,992
Loss on modification or early retirement of debt	(1,978)	-	(19,942)	-
Income before income taxes	908,368	854,935	2,864,010	2,333,885
Income tax expense	(47,869)	(45,637)	(153,939)	(148,940)
Net income	860,499	809,298	2,710,071	2,184,945
Net income attributable to noncontrolling interests	(188,794)	(182,554)	(590,747)	(456,487)
Net income attributable to Las Vegas Sands Corp.	$671,705	$626,744	$2,119,324	$1,728,458

Earnings per share:
Basic	$0.84	$0.76	$2.62	$2.10
Diluted	$0.83	$0.76	$2.62	$2.09

Weighted average shares outstanding:
Basic	803,064,834	823,200,515	808,247,012	823,512,889
Diluted	804,810,589	826,965,340	810,288,616	827,543,510

Dividends declared per common share	$0.50	$0.35	$1.50	$1.05

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended September 30, 2014

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$312,439	$35,816	$1,655	$112	$-	$-	$2,713	$-	$352,735
Sands Cotai Central	193,005	70,061	2,154	469	(34)	-	1,376	-	267,031
Four Seasons Hotel Macao and Plaza Casino	88,678	9,843	706	40	1,499	-	418	-	101,184
Sands Macao	78,308	8,858	354	44	-	-	535	-	88,099
Macao Property Operations	672,430	124,578	4,869	665	1,465	-	5,042	-	809,049
Marina Bay Sands	259,040	62,651	4,595	144	75	24,351	831	-	351,687
United States:
Las Vegas Operating Properties	79,053	46,142	-	(5)	36	(36,307)	1,264	-	90,183
Sands Bethlehem	23,470	6,336	-	(3)	29	-	14	-	29,846
United States Property Operations	102,523	52,478	-	(8)	65	(36,307)	1,278	-	120,029
Other Asia (2)	(12,640)	3,457	-	-	12	12,200	101	-	3,130
Other Development	205	161	622	-	(988)	-	-	-	-
Corporate	(50,137)	7,677	-	-	-	(244)	-	42,704	-
	$971,421	$251,002	$10,086	$801	$629	$-	$7,252	$42,704	$1,283,895

Three Months Ended September 30, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Legal Settlement and Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$317,596	$35,391	$1,681	$232	$(1)	$-	$2,298	$-	$357,197
Sands Cotai Central	154,292	65,606	2,152	931	194	-	1,097	-	224,272
Four Seasons Hotel Macao and Plaza Casino	100,075	11,017	677	31	1,077	-	45	-	112,922
Sands Macao	80,267	8,204	354	397	-	-	725	-	89,947
Macao Property Operations	652,230	120,218	4,864	1,591	1,270	-	4,165	-	784,338
Marina Bay Sands	282,061	62,086	4,536	119	-	23,171	1,639	-	373,612
United States:
Las Vegas Operating Properties	24,865	46,333	-	(6)	271	(33,939)	2,211	47,400	87,135
Sands Bethlehem	20,537	8,737	-	34	132	-	113	-	29,553
United States Property Operations	45,402	55,070	-	28	403	(33,939)	2,324	47,400	116,688
Other Asia (2)	(13,529)	3,653	-	-	11	11,000	42	-	1,177
Other Development	(4,360)	157	622	-	3,581	-	-	-	-
Corporate	(46,978)	7,741	-	1,001	-	(232)	-	38,468	-
	$914,826	$248,925	$10,022	$2,739	$5,265	$-	$8,170	$85,868	$1,275,815

Nine Months Ended September 30, 2014

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$1,103,241	$108,249	$4,961	$716	$-	$-	$7,709	$-	$1,224,876
Sands Cotai Central	561,299	204,193	6,460	1,080	4,363	-	3,815	-	781,210
Four Seasons Hotel Macao and Plaza Casino	243,814	29,540	2,118	92	5,633	-	982	-	282,179
Sands Macao	233,660	25,542	1,061	162	-	-	1,431	-	261,856
Macao Property Operations	2,142,014	367,524	14,600	2,050	9,996	-	13,937	-	2,550,121
Marina Bay Sands	899,323	209,491	13,687	3,517	75	74,887	3,646	-	1,204,626
United States:
Las Vegas Operating Properties	202,565	139,654	-	(724)	133	(110,738)	5,060	-	235,950
Sands Bethlehem	61,022	23,254	-	(70)	94	-	(8)	-	84,292
United States Property Operations	263,587	162,908	-	(794)	227	(110,738)	5,052	-	320,242
Other Asia (2)	(46,425)	10,604	-	149	46	36,600	274	-	1,248
Other Development	(18,970)	470	1,865	-	16,635	-	-	-	-
Corporate	(162,823)	25,068	-	-	-	(749)	-	138,504	-
	$3,076,706	$776,065	$30,152	$4,922	$26,979	$-	$22,909	$138,504	$4,076,237

Nine Months Ended September 30, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Legal Settlement and Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$952,064	$102,275	$4,959	$1,712	$120	$-	$5,413	$-	$1,066,543
Sands Cotai Central	293,664	191,709	6,458	2,243	5,563	-	2,303	-	501,940
Four Seasons Hotel Macao and Plaza Casino	188,856	34,364	2,117	96	2,726	-	124	-	228,283
Sands Macao	248,077	23,726	1,061	513	-	-	1,510	-	274,887
Macao Property Operations	1,682,661	352,074	14,595	4,564	8,409	-	9,350	-	2,071,653
Marina Bay Sands	829,835	198,814	13,837	2,713	-	75,205	5,338	-	1,125,742
United States:
Las Vegas Operating Properties	173,188	142,268	-	1,108	387	(107,453)	6,634	47,400	263,532
Sands Bethlehem	65,731	26,645	-	34	239	-	339	-	92,988
United States Property Operations	238,919	168,913	-	1,142	626	(107,453)	6,973	47,400	356,520
Other Asia (2)	(49,027)	11,035	-	13	262	33,000	170	-	(4,547)
Other Development	(17,527)	473	1,865	-	15,189	-	-	-	-
Corporate	(162,691)	21,221	-	1,001	-	(752)	-	141,221	-
	$2,522,170	$752,530	$30,297	$9,433	$24,486	$-	$21,831	$188,621	$3,549,368

(1)
During the three months ended September 30, 2014 and 2013, the Company recorded stock-based compensation expense of $11.6 million and $13.4 million, respectively, of which $4.1 million and $5.2 million, respectively, is included in corporate expense and $0.3 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the nine months ended September 30, 2014 and 2013, the Company recorded stock-based compensation expense of $37.8 million and $39.8 million, respectively, of which $14.4 million and $18.0 million, respectively, is included in corporate expense and $0.5 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended September 30, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$809,049	$(96,288)	$59,325	$772,086
Marina Bay Sands	351,687	18,507	(3,733)	366,461
United States:
Las Vegas Operating Properties	90,183	(8,029)	1,412	83,566
Sands Bethlehem	29,846	-	-	29,846
United States Property Operations	120,029	(8,029)	1,412	113,412
Other Asia	3,130	-	-	3,130
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,283,895	$(85,810)	$57,004	$1,255,089

Three Months Ended September 30, 2013

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$784,338	$-	$-	$784,338
Marina Bay Sands	373,612	-	-	373,612
United States:
Las Vegas Operating Properties	87,135	(30,976)	5,446	61,605
Sands Bethlehem	29,553	-	-	29,553
United States Property Operations	116,688	(30,976)	5,446	91,158
Other Asia	1,177	-	-	1,177
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,275,815	$(30,976)	$5,446	$1,250,285

(1)
For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 26.0% for Baccarat and 16.0% for non-Baccarat.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 22.0% to 30.0% and 14.0% to 18.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$671,705	$626,744	$2,119,324	$1,728,458
Add (deduct):
Net income attributable to noncontrolling interests	188,794	182,554	590,747	456,487
Income tax expense	47,869	45,637	153,939	148,940
Loss on modification or early retirement of debt	1,978	-	19,942	-
Other (income) expense	(95)	(3,207)	2,368	(4,992)
Interest expense, net of amounts capitalized	66,779	66,917	207,495	204,125
Interest income	(5,609)	(3,819)	(17,109)	(10,848)
Loss on disposal of assets	801	2,739	4,922	9,433
Amortization of leasehold interests in land	10,086	10,022	30,152	30,297
Depreciation and amortization	251,002	248,925	776,065	752,530
Development expense	3,043	3,487	8,952	14,840
Pre-opening expense	(2,414)	1,778	18,027	9,646
Stock-based compensation (1)	7,252	8,170	22,909	21,831
Legal settlement expense (1)	-	47,400	-	47,400
Corporate expense	42,704	38,468	138,504	141,221
Adjusted Property EBITDA	$1,283,895	$1,275,815	$4,076,237	$3,549,368

Hold-normalized casino revenue (2)	(85,810)	(30,976)
Hold-normalized casino expense (2)	57,004	5,446
Hold-Normalized Adjusted Property EBITDA	$1,255,089	$1,250,285

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
The Venetian Macao	$943,037	$935,233	$3,160,374	$2,702,151
Sands Cotai Central	816,463	736,599	2,428,822	1,907,780
Four Seasons Hotel Macao and Plaza Casino	265,432	330,027	863,940	827,336
Sands Macao	280,079	305,329	906,882	910,269
Marina Bay Sands	735,505	774,199	2,375,618	2,308,553
Las Vegas Operating Properties	380,461	375,041	1,116,194	1,132,312
Sands Bethlehem	127,338	122,922	370,644	372,597
Other Asia	41,439	35,385	113,286	105,666
Intersegment Eliminations	(56,632)	(46,195)	(167,904)	(152,464)
	$3,533,122	$3,568,540	$11,167,856	$10,114,200

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
The Venetian Macao	37.4%	38.2%	38.8%	39.5%
Sands Cotai Central	32.7%	30.4%	32.2%	26.3%
Four Seasons Hotel Macao and Plaza Casino	38.1%	34.2%	32.7%	27.6%
Sands Macao	31.5%	29.5%	28.9%	30.2%
Marina Bay Sands	47.8%	48.3%	50.7%	48.8%
Las Vegas Operating Properties	23.7%	23.2%	21.1%	23.3%
Sands Bethlehem	23.4%	24.0%	22.7%	25.0%
Other Asia	7.6%	3.3%	1.1%	-4.3%

Total	36.3%	35.8%	36.5%	35.1%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$671,705	$626,744	$2,119,324	$1,728,458

Pre-opening expense, net	(1,673)	1,368	12,722	7,027
Development expense, net	3,043	3,487	8,952	14,840
Loss on disposal of assets, net	603	2,265	4,311	8,069
Loss on modification or early retirement of debt, net	1,978	-	14,589	-
Legal settlement expense	-	47,400	-	47,400
Adjusted net income	$675,656	$681,264	$2,159,898	$1,805,794

Hold-normalized casino revenue (1)	(85,810)	(30,976)
Hold-normalized casino expense (1)	57,004	5,446
Income tax impact on hold adjustments	(2,512)	-
Noncontrolling interest impact on hold adjustments	11,036	-
Hold-normalized adjusted net income	$655,374	$655,734

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.83	$0.76	$2.62	$2.09

Pre-opening expense, net	-	-	0.02	-
Development expense, net	0.01	-	0.01	0.02
Loss on disposal of assets, net	-	-	-	0.01
Loss on modification or early retirement of debt, net	-	-	0.02	-
Legal settlement expense	-	0.06	-	0.06
Adjusted earnings per diluted share	$0.84	$0.82	$2.67	$2.18

Hold-normalized casino revenue	(0.11)	(0.04)
Hold-normalized casino expense	0.07	0.01
Income tax impact on hold adjustments	-	-
Noncontrolling interest impact on hold adjustments	0.01	-
Hold-normalized adjusted earnings per diluted share	$0.81	$0.79

Weighted average diluted shares outstanding	804,810,589	826,965,340	810,288,616	827,543,510

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Room Statistics:
The Venetian Macao:
Occupancy %	93.3%	91.8%	92.2%	90.3%
Average daily room rate (ADR) (1)	$269	$242	$266	$234
Revenue per available room (RevPAR) (2)	$251	$222	$246	$211

Sands Cotai Central:
Occupancy %	89.5%	84.8%	87.7%	74.6%
Average daily room rate (ADR) (1)	$176	$152	$174	$149
Revenue per available room (RevPAR) (2)	$157	$129	$153	$111

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	88.3%	88.2%	87.1%	83.4%
Average daily room rate (ADR) (1)	$391	$363	$410	$362
Revenue per available room (RevPAR) (2)	$345	$321	$357	$302

Sands Macao:
Occupancy %	99.4%	96.9%	98.2%	95.6%
Average daily room rate (ADR) (1)	$219	$243	$242	$244
Revenue per available room (RevPAR) (2)	$218	$236	$238	$233

Marina Bay Sands:
Occupancy %	99.4%	99.8%	99.3%	99.2%
Average daily room rate (ADR) (1)	$468	$401	$435	$386
Revenue per available room (RevPAR) (2)	$465	$400	$431	$383

Las Vegas Operating Properties:
Occupancy %	91.9%	87.6%	90.3%	89.8%
Average daily room rate (ADR) (1)	$204	$196	$222	$204
Revenue per available room (RevPAR) (2)	$187	$171	$201	$183

Sands Bethlehem:
Occupancy %	89.4%	82.1%	81.9%	73.4%
Average daily room rate (ADR) (1)	$145	$141	$145	$141
Revenue per available room (RevPAR) (2)	$130	$115	$119	$103

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$15,341	$16,099	$17,181	$16,878
Slot machine win per unit per day (4)	$385	$332	$377	$322
Average number of table games	610	612	645	565
Average number of slot machines	1,887	2,141	2,020	2,218

Sands Cotai Central:
Table games win per unit per day (3)	$16,685	$18,223	$18,015	$15,075
Slot machine win per unit per day (4)	$465	$317	$427	$269
Average number of table games	515	450	491	488
Average number of slot machines	1,624	2,053	1,755	2,118

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$24,350	$26,549	$27,913	$23,496
Slot machine win per unit per day (4)	$711	$899	$775	$717
Average number of table games	132	155	129	152
Average number of slot machines	152	177	158	180

Sands Macao:
Table games win per unit per day (3)	$11,949	$11,710	$13,486	$12,069
Slot machine win per unit per day (4)	$378	$249	$353	$243
Average number of table games	262	302	261	298
Average number of slot machines	852	1,135	949	1,185

Marina Bay Sands:
Table games win per unit per day (3)	$9,422	$11,326	$11,008	$12,062
Slot machine win per unit per day (4)	$674	$692	$691	$691
Average number of table games	614	639	625	619
Average number of slot machines	2,465	2,234	2,397	2,233

Las Vegas Operating Properties:
Table games win per unit per day (3)	$7,130	$6,948	$5,007	$5,830
Slot machine win per unit per day (4)	$222	$215	$199	$202
Average number of table games	233	244	235	241
Average number of slot machines	2,334	2,247	2,368	2,352

Sands Bethlehem:
Table games win per unit per day (3)	$2,936	$2,909	$2,829	$3,022
Slot machine win per unit per day (4)	$258	$260	$257	$267
Average number of table games	165	147	163	145
Average number of slot machines	3,012	3,012	3,011	3,015

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

 Exhibit 6